CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 33-76566) of Touchstone Variable Series Trust and to the use of our report dated February 18, 2004 on the December 31, 2003 financial statements, incorporated by reference therein.


                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP



Cincinnati, Ohio
April 26, 2004